As filed with the Securities and Exchange Commission on September 27, 2012

Registration No. 333-37264

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MID-WISCONSIN FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	06-1169935 (I.R.S. Employer Identification No.)

132 West State Street

Medford, Wisconsin 54451

 (Address of principal executive offices) (Zip code)

1999 EMPLOYEE STOCK PURCHASE PLAN

1999 STOCK OPTION PLAN

1991 EMPLOYEE STOCK OPTION PLAN

(Full title of the plan)

Scot G. Thompson

Principal Executive Officer

132 West State Street

Medford, Wisconsin 54451

(Name and address of agent for service)

(715) 845-4336

(Telephone number, including area code, of agent for service)

With copies to:

Robert M. Fleetwood, Esq.

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

(312) 984-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated flier	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (Registration No. 333-37264) filed by Mid-Wisconsin Financial Services, Inc. (the “Registrant”) on May 18, 2000 (the “Registration Statement”) to register 50,000 shares of the Registrant’s common stock (the “Common Stock”) for issuance under its 1999 Employee Stock Purchase Plan, 260,154 shares for issuance under its 1999 Stock Option Plan and 8,139 shares for issuance under its 1991 Employee Stock Option Plan.

The Registrant has terminated the offering of Common Stock contemplated by the Registration Statement.  Accordingly, pursuant to an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of Common Stock which remain unsold at the termination of the offering, the Company hereby removes from registration all shares of Common Stock registered under the Registration Statement which remain unsold as of the filing of this Post-Effective Amendment No. 1 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, State of Wisconsin, on September 26, 2012.

MID-WISCONSIN FINANCIAL SERVICES, INC. By:/s/ Scot G. Thompson Scot G. Thompson Principal Executive Officer

In accordance with the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities indicated on September 26, 2012.

Signature	Title
/s/ Scot G. Thompson Scot G. Thompson	Principal Executive Officer
/s/ Rhonda R. Kelley Rhonda R. Kelley	Principal Accounting Officer (Principal Financial and Accounting Officer)
/s/ Dr. Kim A. Gowey Dr. Kim A. Gowey	Director, Chairman of the Board
/s/ Christopher J. Ghidorzi Christopher J. Ghidorzi	Director
/s/ James P. Hager James P. Hager	Director
/s/ Brian B. Hallgren Brian B. Hallgren	Director
/s/ Kurt D. Mertens Kurt D. Mertens	Director
/s/ Sidney C. Sczygelski Sidney C. Sczygelski	Director